UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2011

World Surveillance Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32509	88-0292161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (321) 452-3545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.
Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s Board of Directors has been increased from three to five members.  Kevin S. Pruett was appointed by the Board of Directors to serve as a Class II Director of the Company to serve until the 2012 Annual Meeting of Stockholders of the Company and Anita S. Hulo was appointed by the Board of Directors to serve as a Class III Director of the Company to serve until the 2013 Annual Meeting of Stockholders of the Company, both effective as of June 13, 2011. There is no understanding or arrangement between either Mr. Pruett or Ms. Hulo and any other person pursuant to which Mr. Pruett or Ms. Hulo wereappointed as directors. Neither Mr. Pruett nor Ms. Hulo has any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or an executive officer. The Board appointed Mr. Pruett to the Company’s Audit Committee as an independent member who qualifies as an Audit Committee Financial Expert under the rules of the Securities and Exchange Commission.  The Company did not appoint Ms. Hulo to any committees at this time.  Mr. Pruett and Ms. Hulo each entered into letter agreements with the Company dated June 13, 2011 in connection with their respective services as a director that provides that the Company will be establishing a compensation package for outside directors in the near future.The Company also entered into its standard indemnification agreement with each of Mr. Pruett and Ms. Hulo.  Mr. Pruett has never had a direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant exceeding $120,000.   Ms. Hulo is an officer of Eastcor Engineering, LLC, the Company’s technical partner and consultant.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

10.1	Letter Agreement, dated June 13, 2011, by and between World Surveillance Group Inc.and Kevin S. Pruett.

10.2	Letter Agreement, dated June 13, 2011, by and between World Surveillance Group Inc.and Anita S. Hulo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Surveillance Group Inc.
(Registrant)

Date: June 17, 2011	/s/ Glenn D. Estrella
By: Glenn D. Estrella
Title: President and Chief Executive Officer